CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott J. McKim, Chief Financial Officer of BayFirst Financial Corp. (the “Company”) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1)    The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2025 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BAYFIRST FINANCIAL CORP.
Date:    March 27, 2026
By:    /s/ Scott J. McKim
    Scott J. McKim
    Chief Financial Officer
    (principal financial officer)